Exhibit 5.1


                   [PAUL, WEISS, RIFKIND, WHARTON & GARRISON]


(212) 373-3000

(212) 757-3990

                                       October 8, 1997



Metromedia International Group, Inc.
One Meadowlands Plaza
East Rutherford, New Jersey 07073-2137


                      Metromedia International Group, Inc.
                       Registration Statement on Form S-3
                              Registration No. 333-
                      ------------------------------------

Ladies and Gentlemen:

            In connection with the above-captioned Registration Statement (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations promulgated thereunder (the "Rules"), we have been requested by Metromedia International Group, Inc., a Delaware corporation (the "Company"), to furnish our opinion as to the legality of 556,504 shares of the Company's common stock, par value $1.00 per share (the "Common Stock") (i) 300,000 shares (the "Option Plan Shares") of which are being offered by John D. Phillips, the former President and Chief Executive Officer of the Company and (ii) 256,504 shares (the "Stock Plan Shares") of


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Metromedia International Group, Inc.                                2





which are being offered by certain key employees of Motion Picture Corporation of America, a former subsidiary of the Company (together with Mr. Phillips, the "Selling Stockholders") registered for sale thereunder.

            In connection with the furnishing of this opinion, we have reviewed
(i) the Registration Statement (including all amendments thereto), (ii) the Option Agreement, dated as of April 19, 1994, between The Actava Group Inc. (now known as the Company) and John D. Phillips (the "Option Agreement"), (iii) the Metromedia International Group, Inc./Motion Picture Corporation of America Restricted Stock Plan (the "Stock Plan"), (iv) originals, or copies certified or otherwise identified to our satisfaction, of the Company's Restated Certificate of Incorporation and Restated By-laws, each as in effect on the date hereof, and
(v) records of certain of the Company's corporate proceedings. We have also examined and relied upon representations as to factual matters contained in certificates of officers of the Company, and have made such other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates or other instruments, and upon such factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinion expressed below. We have assumed, without independent investigation, that the Stock Plan Shares were issued in accordance with the Stock Plan. In addition, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of original documents to all documents submitted to us as certified, photostatic, reproduced or conformed copies, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents.


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Metromedia International Group, Inc.                                3





            Based upon the foregoing, we are of the opinion that (i) the Option Plan Shares, when issued in accordance with the Option Agreement, will be duly authorized, validly issued, fully paid and nonassessable and (ii) the Stock Plan Shares are duly authorized, validly issued, fully paid and nonassessable.

            Our opinion expressed above is limited to the General Corporation Law of the State of Delaware. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinion is rendered only with respect to laws and the rules, regulations and orders thereunder, which are currently in effect.

            We hereby consent to use of this opinion as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" contained in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                    Very truly yours,



                          PAUL, WEISS, RIFKIND, WHARTON & GARRISON